Exhibit 99.1
Aerie Pharmaceuticals Reports Third Quarter 2022 Financial Results
Third Quarter Glaucoma Franchise Net Revenues of $36.1 Million, up 23% over Third Quarter 2021
Previously Announced Agreement to be Acquired by Alcon; Transaction Expected to Close in the Fourth Quarter of 2022
Durham, North Carolina, November 3, 2022 — (BUSINESS WIRE) — Aerie Pharmaceuticals, Inc. (NASDAQ: AERI), a pharmaceutical company focused on the discovery, development, and commercialization of first-in-class ophthalmic therapies, today reports financial results for the third quarter ended September 30, 2022.
“Aerie delivered another solid performance in the third quarter and executed well across our three strategic pillars of growth. Our first-in-class glaucoma franchise showed strong continued year-over-year growth, in line with our expectations. We are pleased to announce that on November 1, 2022, we enrolled our first participant in COMET-4, a 12-month study designed to evaluate the long-term safety of our dry eye disease product candidate, AR-15512 ophthalmic solution,” said Raj Kannan, Chief Executive Officer of Aerie Pharmaceuticals. “The recently announced acquisition by Alcon Inc. (Alcon) will further advance Aerie’s mission to accelerate the standard of care for the treatment of patients with eye diseases and conditions including open-angle glaucoma, dry eye disease, diabetic macular edema (DME), and wet age-related macular degeneration (wet AMD).”
Third Quarter Financial Results and Highlights
For the quarter ended September 30, 2022, Aerie reported results compared to the quarter ended September 30, 2021:
•Total glaucoma franchise net product revenues of $36.1 million, up 23% compared to $29.3 million
•Net loss of $26.8 million, an improvement of 32% compared to a net loss of $39.7 million
•Net loss per share (diluted) of $0.56 compared to a net loss per share (diluted) of $0.86
•Non-GAAP net loss of $13.1 million compared to non-GAAP net loss of $33.1 million
•Non-GAAP net loss per share (diluted) of $0.27 compared to non-GAAP net loss per share (diluted) of $0.72
Balance Sheet and Liquidity Highlights
•Cash, cash equivalents, and investments were $172.5 million as of September 30, 2022 compared to $139.8 million as of December 31, 2021.
•During the third quarter of 2022, our net cash used in operating activities was $11.4 million and total net change in cash, cash equivalents, and investments (total net cash used) was $11.9 million.

Recent Highlights
•First participant enrollment targets were met for both the COMET-3 and COMET-4 Phase 3 pivotal studies on August 1, 2022 and November 1, 2022, respectively:
◦COMET-3 is the second of two 3-month studies evaluating the efficacy and safety of AR-15512.
◦COMET-4 is a 12-month study evaluating the long-term safety of AR-15512.
•Both studies are part of the Phase 3 registrational program in dry eye disease which, along with the ongoing COMET-2 study, support a potential New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA), anticipated in 2024.
Conference Call
Due to the pending transaction with Alcon, Aerie will not be hosting a conference call to review the financial results for the third quarter ended September 30, 2022 or commenting on its financial guidance for the year ending December 31, 2022.
About Aerie Pharmaceuticals, Inc.
Aerie is a pharmaceutical company focused on the discovery, development, and commercialization of first-in-class ophthalmic therapies for the treatment of patients with eye diseases and conditions including open-angle glaucoma, dry eye disease, DME, and wet AMD. Aerie’s product portfolio includes two FDA approved products and a pipeline of three product candidates in clinical development. Aerie’s novel product for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, Rocklatan® (netarsudil (0.02%) and latanoprost ophthalmic solution (0.005%)), was launched in the United States in May 2019. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com. Aerie’s novel product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the FDA for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. More information on Aerie Pharmaceuticals is available at www.aeriepharma.com.
Forward-Looking Statements
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our commercial franchise and our pipeline, any internal assumptions or timelines, future liquidity, cash balances or financing transactions, our ongoing and anticipated preclinical studies and clinical trials, FDA regulatory approvals and effectiveness of any product, product candidates or future product candidates, and the expected benefits of the proposed acquisition by Alcon and the anticipated timing of the proposed transaction. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change, and other factors beyond our control and depend on regulatory approvals and macroeconomic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. In particular, FDA and European Medicines Agency (EMA) approval of Rocklatan® and Rhopressa®, and Medicines and Healthcare products Regulatory Agency (MHRA) authorization of Roclanda® does not guarantee regulatory approval of Rocklatan®, Rhopressa®, or Roclanda® in other jurisdictions, and there can be no assurance that we will receive regulatory approval for Rocklatan®, Rhopressa®, or Roclanda® in such other jurisdictions. In addition, FDA approval of Rocklatan® and Rhopressa® does not guarantee FDA approval of our product candidates or any future product candidates and there can be no assurance that we will receive FDA approval for our product candidates or any future product candidates. Furthermore, the acceptance of the Investigational New Drug Applications by the FDA for our product candidates does not guarantee FDA approval of such product candidates and the outcomes of later clinical trials for our product candidates may not be sufficient to submit an NDA with the FDA or to receive FDA approval. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.
Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss and adjusted net loss per share (also referred to herein as non-GAAP net loss and non-GAAP net loss per share). For reconciliations of non-GAAP measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share (Non-GAAP)” tables in this press release.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expense and Merger-related costs (as defined in the footnote below). In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	SEPTEMBER 30, 2022	DECEMBER 31, 2021
Assets
Current assets
Cash and cash equivalents	$54,093	$37,187
Short-term investments	118,371	102,614
Accounts receivable, net	73,881	68,828
Inventory	46,762	40,410
Licensing receivable	—	90,000
Prepaid expenses and other current assets	9,706	16,611
Total current assets	302,813	355,650
Property, plant, and equipment, net	50,296	51,472
Operating lease right-of-use-assets	20,760	22,669
Other assets	1,721	1,600
Total assets	$375,590	$431,391
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$9,062	$8,285
Accrued expenses and other current liabilities	119,398	112,341
Operating lease liabilities	4,873	4,365
Total current liabilities	133,333	124,991
Convertible notes, net	312,588	234,527
Deferred revenue, non-current	70,881	64,315
Operating lease liabilities, non-current	19,525	21,751
Other non-current liabilities	3,245	3,140
Total liabilities	539,572	448,724
Stockholders’ deficit
Common stock	49	48
Additional paid-in capital	1,024,809	1,136,656
Accumulated other comprehensive loss	(803)	(126)
Accumulated deficit	(1,188,037)	(1,153,911)
Total stockholders’ deficit	(163,982)	(17,333)
Total liabilities and stockholders’ deficit	$375,590	$431,391

AERIE PHARMACEUTICALS, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2022	2021	2022	2021
Product revenues, net	$36,129	$29,313	$99,275	$79,468
Total revenues, net	36,129	29,313	99,275	79,468
Costs and expenses:
Cost of goods sold	6,929	7,899	17,450	20,776
Selling, general, and administrative	33,878	34,656	93,551	101,796
Research and development	21,994	19,132	66,726	54,990
Total costs and expenses	62,801	61,687	177,727	177,562
Loss from operations	(26,672)	(32,374)	(78,452)	(98,094)
Other expense, net	(59)	(7,259)	(2,800)	(22,142)
Loss before income taxes	(26,731)	(39,633)	(81,252)	(120,236)
Income tax expense	95	58	836	107
Net loss	$(26,826)	$(39,691)	$(82,088)	$(120,343)
Net loss per common share—basic and diluted	$(0.56)	$(0.86)	$(1.72)	$(2.60)

Weighted average number of common shares outstanding—basic and diluted	47,819,936	46,342,905	47,635,854	46,217,404

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2022	2021	2022	2021
Net loss (GAAP)	$(26,826)	$(39,691)	$(82,088)	$(120,343)
Add-back: stock-based compensation expense	3,642	6,613	12,232	23,358
Add-back: Merger-related costs(1)	10,055	—	10,352	—
Adjusted net loss	$(13,129)	$(33,078)	$(59,504)	$(96,985)

Cost of goods sold (GAAP)	$6,929	$7,899	$17,450	$20,776
Less: stock-based compensation expense	(140)	(287)	(372)	(1,225)
Adjusted cost of goods sold	$6,789	$7,612	$17,078	$19,551

Selling, general, and administrative expenses (GAAP)	$33,878	$34,656	$93,551	$101,796
Less: stock-based compensation expense	(2,490)	(4,385)	(8,260)	(16,238)
Less: Merger-related costs	(10,055)	—	(10,352)	—
Adjusted selling, general, and administrative expenses	$21,333	$30,271	$74,939	$85,558

Research and development expenses (GAAP)	$21,994	$19,132	$66,726	$54,990
Less: stock-based compensation expense	(1,012)	(1,941)	(3,600)	(5,895)
Adjusted research and development expenses	$20,982	$17,191	$63,126	$49,095

Total operating expenses (GAAP)	$55,872	$53,788	$160,277	$156,786
Less: stock-based compensation expense	(3,502)	(6,326)	(11,860)	(22,133)
Less: Merger-related costs	(10,055)	—	(10,352)	—
Adjusted total operating expenses	$42,315	$47,462	$138,065	$134,653

(1) Merger-related costs consist of costs associated with the pending transaction with Alcon, including for professional services.

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share (Non-GAAP)
(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2022	2021	2022	2021
Net loss per common share—basic and diluted (GAAP)	$(0.56)	$(0.86)	$(1.72)	$(2.60)
Add-back: stock-based compensation expense	0.08	0.14	0.25	0.50
Add-back: Merger-related costs	0.21	—	0.22	—
Adjusted net loss per share—basic and diluted (Non-GAAP)	$(0.27)	$(0.72)	$(1.25)	$(2.10)
Weighted average number of common shares outstanding—basic and diluted	47,819,936	46,342,905	47,635,854	46,217,404

Contacts
Media:
Carolyn McAuliffe
cmcauliffe@aeriepharma.com
(949) 526-8733

Investors:
LifeSci Advisors on behalf of Aerie Pharmaceuticals, Inc.
Hans Vitzthum
hans@lifesciadvisors.com
(617) 430-7578